Exhibit 99.1

Contact: John L. Spaid, Chief Financial Officer
Phone: (615) 890-9100

NHI Announces Fourth Quarter 2025 Results

MURFREESBORO, Tenn. – (Thursday, February 26, 2026) National Health Investors, Inc. (NYSE: NHI) announced today its results for the fourth quarter and year ended December 31, 2025.

CEO Comments

“NHI generated strong financial results in 2025 that exceeded our initial NAREIT FFO, Normalized FFO and FAD guidance,” said Eric Mendelsohn, NHI’s President and CEO.

“We significantly expanded the Senior Housing Operating Portfolio (“SHOP”) during 2025 from 15 properties to 26 properties. We recently announced the addition of another nine properties for $105.5 million, which is our largest SHOP acquisition ever and increases our total SHOP investments to approximately $740.0 million. We continue to make strategic hires driven by the excellent organic NOI growth opportunity within the SHOP platform.

“We announced investments of $392.3 million in 2025 which was our most active year since 2016 and we are confident that the pipeline supports exceptional external growth for the foreseeable future. Our leverage is below 4.0 times net debt to Adjusted EBITDA positioning NHI favorably to capitalize on these opportunities. We exceeded the midpoint of our original 2025 Normalized FFO per share guidance by nearly 6% and are excited about the growth prospects in 2026,” concluded Mr. Mendelsohn.

Financial Results and Recent Events

•Net income attributable to common stockholders per diluted share for the fourth quarter ended December 31, 2025 was $0.80 per share compared to $0.95 per share during the same period in the prior year. Net income attributable to common stockholders per diluted share for the year ended December 31, 2025 was $3.02 per share compared to $3.13 per share during the same period in the prior year. Net income attributable to common stockholders for the year ended December 31, 2025 included $1.6 million of proxy contest and related expenses for a proxy campaign associated with the Company’s 2025 annual meeting of stockholders and $1.2 million of costs incurred related to a large SHOP transaction that did not materialize. In the fourth quarter and year ended December 31, 2024, the Company recognized a $6.3 million gain related to forward equity sales agreements under the Company’s at the market (“ATM”) equity program for the period in which these agreements did not qualify for equity treatment in accordance with Accounting Standards Codification 815-40.

•National Association of Real Estate Investment Trusts (“NAREIT”) FFO per diluted share for the fourth quarter ended December 31, 2025 was $1.22 per share compared to $1.24 per share during the same period in the prior year. NAREIT FFO per diluted share for the year ended December 31, 2025 was $4.65 per share compared to $4.55 per share during the same period in the prior year. NAREIT FFO for the year ended December 31, 2025 included the $1.6 million of proxy contest and related expenses and the $1.2 million of transaction costs described above. Additionally, NAREIT FFO for the year ended December 31, 2025 included $12.4 million in non-cash write-offs of straight-line rents receivable associated with early lease terminations. NAREIT FFO for the fourth quarter and year ended December 31, 2024 included the $6.3 million gain related to forward equity sales agreements discussed above.

•Normalized FFO per diluted share for the fourth quarter ended December 31, 2025 was $1.22 per share compared to $1.12 per share during the same period in the prior year. Normalized FFO per diluted share for the year ended December 31, 2025 was $4.91 per share compared to $4.44 per share during the same period in the prior year. Normalized FFO for the year ended December 31, 2025 included the $1.2 million of transaction costs described above.

NHI Reports Fourth Quarter 2025 Results

•Normalized FAD for the fourth quarter ended December 31, 2025 was $57.9 million compared to $52.1 million during the same period in the prior year. Normalized FAD for the year ended December 31, 2025 was $232.1 million compared to $204.2 million during the same period in the prior year.

•Net income attributable to common stockholders, NAREIT FFO and Normalized FFO for the fourth quarter and year ended December 31, 2025 included $1.7 million and $3.7 million, respectively, of gains from the Company’s equity method investment and $0.1 million and $3.4 million, respectively, in net reductions of credit loss expense.

NHI is introducing its 2026 annual guidance range which includes the following:

•NAREIT FFO per diluted share range of $4.94 - $4.99;

•Normalized FFO per diluted share range of $4.94 - $4.99; and

•Normalized FAD range of $248.9 million - $251.4 million.

A detailed schedule of the Company’s 2026 annual guidance range and the related assumptions is included in this press release.

Results for the fourth quarter ended December 31, 2025 compared to the same period in the prior year were impacted by the following:

•Rental income increased $4.5 million, or 6.8%, primarily due to new investments funded since September 30, 2024, net of real estate properties disposed of since September 30, 2024. Additionally, the Company had an aggregate $2.2 million reduction in rental income related to the seven properties transitioned from the Real Estate Investments segment into the SHOP segment on August 1, 2025.

•Resident fees and services, less senior housing operating expenses, increased $4.1 million, or 124.9%, primarily due to the inclusion of the operations of the seven properties transitioned into the SHOP segment on August 1, 2025 and new investments funded in the fourth quarter of 2025.

•On a same store (“Same Store”) basis, resident fees and services, less senior housing operating expenses, declined 0.9% primarily due to a decline in occupancy that was largely offset by increases in resident rental rates.

•Interest income from mortgage and other notes receivable decreased $1.2 million, or 19.4%, primarily due to the settlement of $50.8 million of loans as part of the consideration paid during the year ended December 31, 2025 for various acquisitions of real estate properties.

•Interest expense decreased $1.0 million, or 6.4%, primarily due to a decrease in interest rates on the Company’s variable rate debt.

•General and administrative expenses increased $2.2 million, or 40.4%, primarily due to higher compensation costs and increases in professional fees and purchased services.

•Gains on sales of real estate properties, net, were $0.1 million in the fourth quarter ended December 31, 2025 and $5.0 million in the prior year period. In the fourth quarter ended December 31, 2024, the Company disposed of two properties previously classified in assets held for sale.

•The Company recognized $1.7 million of gains from equity method investment in the fourth quarter ended December 31, 2025 with no corresponding amount in the prior year period. The $1.7 million of gains in the current period related to a distribution received from the Company’s 25% equity interest in Timber Ridge OpCo, LLC.

•The Company recognized gains on forward equity sales agreements, net, of $6.3 million in the fourth quarter ended December 31, 2024 related to forward equity sales agreements under the Company’s ATM equity program for the period in which these agreements did not qualify for equity treatment under GAAP. There were no corresponding amounts in the current year period.

NHI Reports Fourth Quarter 2025 Results

Portfolio Activity

In October 2025, the Company acquired a portfolio of four senior housing communities located in Oklahoma and Oregon, consisting of two senior living campuses (“SLC”) and two assisted living facilities (“ALF”), with a combined total of 339 units. The total purchase price of $74.3 million, including $0.5 million in closing costs, was partially funded by the cancellation of a $9.5 million mortgage note which had an 8.5% annual interest rate. The Company recognized a $2.2 million in-place lease intangible asset in connection with this acquisition. This portfolio of properties has been included in the SHOP segment and is being managed by the existing operator, Compass Senior Living, pursuant to a management agreement.

In October 2025, the Company acquired a 251-unit continuing care retirement community located in South Carolina from an affiliate of Senior Living Communities, LLC (“Senior Living”). The acquisition price of $52.5 million was partially funded by the cancellation of a $32.7 million mortgage note on the property. The property is being leased back to the affiliate of Senior Living pursuant to a 15-year triple-net lease with two five-year extension options, an initial annual lease rate of 8.25% and fixed annual escalators of 2.0%. Concurrently with the acquisition, the Company executed a $1.5 million revolving line of credit with the affiliate of Senior Living which has an initial annual interest rate of 8.25% and matures in October 2040.

In December 2025, the Company acquired a 107-unit ALF located in Pennsylvania. The acquisition price was $52.1 million, including $1.1 million in closing costs. The property is leased pursuant to a five-year triple-net lease with Priority Life Care, which has an initial annual lease rate of 8.0% plus a revenue participation clause and fixed annual escalators of 2.0%. In addition, the Company and Priority Life Care agreed to the terms upon which the Company would acquire the operations of the property pursuant to a structure compliant with the REIT Investment Diversification and Empowerment Act of 2007.

Also, in December 2025, the Company acquired a 56-unit ALF located in Alabama. The acquisition price was $7.0 million, including $0.1 million in closing costs. The property was added to the existing triple-net master lease with William James Group, LLC. As of December 31, 2025, this master lease covers four properties, has an annual lease rate of 8.25%, contains fixed annual escalators of 2.0% and matures in November 2034.

Subsequent to year end, in January 2026, the Company sold a 42-unit SLC located in Michigan for $6.7 million in net cash consideration. As of December 31, 2025, the net carrying value of this property was $4.2 million. During each of the years ended December 31, 2025 and 2024, the Company recognized $0.5 million of rental income related to this property.

In February 2026, the Company acquired a portfolio of nine ALFs located in Kentucky, South Carolina and Tennessee with a combined total of 460 units. The total purchase price was $105.5 million, including $1.0 million in closing costs. This portfolio of properties has been included in the SHOP segment and is being managed by Allegro Living Management, an affiliate of Spring Arbor Management, pursuant to a management agreement.

Recent Pipeline Developments

•The Company currently has approximately $110.6 million of investment opportunities under signed Letters of Intent (“LOI”) with an average initial yield of approximately 7.5% and primarily structured as SHOP investments.

•In addition to the signed LOIs, the Company is currently evaluating a pipeline of approximately $488.0 million of investments which include SHOP, sale-leasebacks and loans with purchase options primarily for senior housing properties. The pipeline excludes portfolio deals.

Balance Sheet and Liquidity

As of December 31, 2025, the Company had $1.2 billion in net debt, including $204.0 million outstanding on its $700.0 million revolving credit facility.

In October 2025, the Company amended the agreements governing its revolving credit facility and bank term loan indebtedness to remove the 0.10% credit spread adjustment applicable to the SOFR interest rates, which resulted in an effective decrease of 0.10% in the applicable interest rates with respect to each of the revolving credit facility and bank term loan indebtedness.

In October 2025, the Company extended the maturity of its bank term loan by six months to June 2026. In November 2025, the Company repaid $50.0 million in private placement notes upon maturity.

NHI Reports Fourth Quarter 2025 Results

As of December 31, 2025, the Company had $315.8 million available under its ATM equity program, excluding proceeds raised under forward sales agreements.

The Company continues to maintain a strong financial profile with a net debt to adjusted EBITDA ratio of 3.8x, which is currently well within the Company’s updated target range of 3.5x – 4.5x. The Company is in compliance with all debt covenants and has investment grade credit ratings from Moody’s, S&P Global, and Fitch Ratings.

ATM Equity Program

During the fourth quarter ended December 31, 2025, the Company issued 0.6 million shares of common stock as a partial settlement of the June 2025 forward equity sales agreements at a weighted average forward price of $71.87 per share for net proceeds of $46.2 million.

As of December 31, 2025, the Company had 0.6 million shares of common stock available to be issued under active ATM forward sales agreements at a weighted average price of $69.23 per share, net of sales agent fees, for net proceeds of $44.5 million which mature in the second quarter of 2026.

NHI Reports Fourth Quarter 2025 Results

2026 Annual Guidance

The Company’s 2026 annual guidance range, including information on the underlying assumptions and timing of certain transactions, is set forth below (in millions, except per share amounts):

	2026 Guidance Range
	Low	High
Net income attributable to common stockholders	$180.1	$182.4

Adjustments to NAREIT FFO:
Depreciation, net[1]	86.2	86.5
Gains on sales, net, and impairments of real estate properties	(24.4)	(24.7)
NAREIT FFO attributable to common stockholders	241.9	244.2

Normalized FFO attributable to common stockholders	241.9	244.2

Adjustments to FAD attributable to common stockholders:
Straight-line rent revenue and lease incentives amortization, net[1]	(0.9)	(1.0)
Equity method investment adjustments	(1.5)	(1.6)
Equity method investment non-refundable fees received	1.8	1.9
Non-cash share-based compensation expense	7.1	6.9
SHOP[1] and equity method investment recurring capital expenditures	(4.2)	(3.9)
Other[1,2]	4.7	4.9
FAD attributable to common stockholders	$248.9	$251.4

Weighted average common shares outstanding - diluted	49.0	48.9

NAREIT FFO per diluted share	$4.94	$4.99
Normalized FFO per diluted share	$4.94	$4.99

1    Net of amounts attributable to noncontrolling interests
2     Includes credit loss expense, non-real estate depreciation, net, and amortization of debt issuance costs and discounts

The Company’s 2026 annual guidance includes the following assumptions:

•$230.0 million in unidentified new investments at an initial average NOI yield of 7.8% and 70% in new SHOP investments;
•$111.3 million in expected disposition proceeds through Q2 2026 on assets yielding 8.2% resulting in a gain ranging between $24.4 million - $24.7 million;
•continued fulfillment of existing commitments;
•Same Store SHOP NOI growth ranging between 7.0% - 8.0% year-over-year;
•total SHOP NOI growth, before the assumption for unidentified new SHOP investments, ranging between 105.0% - 109.0% year-over-year, or between $39.2 million - $40.0 million;
•settlement of all existing forward equity sales agreements in 2026; and
•continued collection of deferred rents.

In addition to the assumptions listed above, the Company’s guidance range is based on several other assumptions, many of which are outside the Company’s control and all of which are subject to change. The guidance range may change if actual results vary from these assumptions.

NHI Reports Fourth Quarter 2025 Results

Investor Conference Call and Webcast

The Company will host a conference call on Friday, February 27, 2026, at 10:00 a.m. ET, to discuss fourth quarter of 2025 results. The number to call for this interactive teleconference is (888) 506-0062, with the confirmation number 947899. The live broadcast of NHI’s fourth quarter conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and remain available for one year.

About National Health Investors, Inc.

National Health Investors, Inc. (NYSE: NHI), established in 1991 as a Maryland corporation, is a self-managed real estate investment trust (“REIT”). The Company owns, leases, operates and finances the development of high-quality real estate properties, focusing on senior housing communities and medical facilities. The Company operates through two reportable segments: Real Estate Investments and SHOP. The Company’s investments in real estate properties include independent living facilities, assisted living facilities, entrance-fee communities, senior living campuses, skilled nursing facilities and hospitals. For more information, visit www.nhireit.com.

NHI Reports Fourth Quarter 2025 Results

Reconciliation of FFO, Normalized FFO and Normalized FAD
(unaudited and in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income attributable to common stockholders	$38,113	$43,213	$141,976	$137,867
Elimination of certain non-cash items in net income:
Real estate depreciation and amortization	20,869	18,370	78,772	70,449
Real estate depreciation related to noncontrolling interests	(402)	(413)	(1,629)	(1,647)
Gains on sales of real estate properties, net	(119)	(4,960)	(456)	(6,678)
Impairments of real estate properties	—	—	—	654
NAREIT FFO attributable to common stockholders	58,461	56,210	218,663	200,645
Non-cash write-offs of straight-line rents receivable	—	819	12,350	1,452
Non-cash rental income related to operations
transfers upon early lease terminations	—	—	(1,375)	—
Proxy contest and related expenses	—	—	1,572	—
Gains on forward equity sales agreements, net	—	(6,261)	—	(6,261)
Normalized FFO attributable to common stockholders	58,461	50,768	231,210	195,836
Non-cash rent revenue adjustments, net	(652)	(1,189)	(2,760)	(2,117)
Non-real estate depreciation, net	713	271	1,915	854
Amortization of debt issuance costs and discounts, net	855	1,215	3,427	3,783
Adjustments related to equity method investment, net	(2,023)	(452)	(4,883)	(2,265)
Recurring capital expenditures, net	(791)	(432)	(2,392)	(2,061)
Equity method investment non-refundable fees received	477	477	2,339	1,357
Notes receivable credit loss (benefit) expense	(61)	745	(3,447)	4,641
Non-cash share-based compensation expense	964	670	5,576	4,182
Transaction costs	—	—	1,164	—
Normalized FAD attributable to common stockholders	$57,943	$52,073	$232,149	$204,210

Basic:
Weighted average common shares outstanding	47,652,977	45,117,095	46,874,691	43,844,771
NAREIT FFO attributable to common stockholders per share	$1.23	$1.25	$4.66	$4.58
Normalized FFO attributable to common stockholders per share	$1.23	$1.13	$4.93	$4.47

Diluted:
Weighted average common shares outstanding	47,882,433	45,435,267	47,051,763	44,102,636
NAREIT FFO attributable to common stockholders per share	$1.22	$1.24	$4.65	$4.55
Normalized FFO attributable to common stockholders per share	$1.22	$1.12	$4.91	$4.44

See the accompanying notes to the reconciliations of FFO, Normalized FFO, Normalized FAD and NOI.

NHI Reports Fourth Quarter 2025 Results

The following table reconciles net income, the most directly comparable generally accepted accounting principles (“GAAP”) financial measure, to NOI (unaudited and $ in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income	$37,803	$42,788	$140,787	$136,639
Depreciation and amortization	21,653	18,680	80,944	71,443
Interest expense	14,264	15,241	57,368	59,903
Legal expense	11	411	2,666	1,052
Franchise, excise and other taxes	324	94	1,080	38
General and administrative expenses	7,603	5,416	26,868	20,736
Proxy contest and related expenses	—	—	1,572	—
Loan and realty (gains) losses, net	(61)	745	(3,447)	5,295
Gains on sales of real estate properties, net	(119)	(4,960)	(456)	(6,678)
Gains from equity method investment	(1,652)	—	(3,664)	(402)
Gains on forward equity sales agreements, net	—	(6,261)	—	(6,261)
NOI	$79,826	$72,154	$303,718	$281,765

The following table provides a summary of the Company’s NOI by segment (unaudited and $ in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Real Estate Investments segment	$72,523	$68,754	$284,584	$269,127
SHOP segment	7,303	3,250	19,134	12,170
Non-segment / corporate	—	150	—	468
Total NOI	$79,826	$72,154	$303,718	$281,765

The following table provides a summary of the Company’s SHOP NOI by component (unaudited and $ in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Same Store NOI	$3,220	$3,250	$13,089	$12,170
Acquisitions NOI	1,642	—	1,642	—
Transitioned properties NOI	2,441	—	4,403	—
Total SHOP NOI	$7,303	$3,250	$19,134	$12,170

See the accompanying notes to the reconciliations of FFO, Normalized FFO, Normalized FAD and NOI.

NHI Reports Fourth Quarter 2025 Results

Notes to the Reconciliations of FFO, Normalized FFO, Normalized FAD and NOI

These supplemental performance measures may not be comparable to similarly titled measures used by other REITs. Consequently, funds from operations (“FFO”), Normalized FFO, Normalized Funds Available for Distribution (“FAD”) and NOI, as presented herein, may not provide a meaningful measure of the Company’s performance as compared to that of other real estate investment trusts. Since other REITs may not use a similar definition of these performance measures, caution should be exercised when comparing FFO, Normalized FFO, Normalized FAD and NOI, as presented herein, to that of other REITs. These performance measures do not represent cash generated from operating activities in accordance with GAAP as they exclude the changes in operating assets and liabilities, and therefore should not be considered an alternative to net income as an indication of performance or as an alternative to net cash flows from operating activities as determined in accordance with GAAP as a measure of liquidity, and are not necessarily indicative of cash available to fund cash needs.

Funds From Operations - FFO

FFO, as defined by NAREIT and applied by the Company, is net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses on sales of real estate properties, impairments of real estate properties, and real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures, if any. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; and therefore, caution should be exercised when comparing the Company’s FFO to that of other REITs. FFO per diluted share assumes the exercise of stock options and other potentially dilutive securities. Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to including, impairments of non-real estate assets, gains or losses attributable to the acquisition and disposition of non-real estate assets and liabilities, and recoveries of previous write-downs.

FFO and Normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the realizable value of real estate assets diminishes predictably over time. Since real estate asset values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

Funds Available for Distribution - FAD

In addition to the adjustments included in the calculation of Normalized FFO, Normalized FAD excludes the impact of straight-line rent revenue adjustments and amortization of debt issuance costs and discounts. The Company also adjusts Normalized FAD for the net changes in its credit loss reserves, non-cash share-based compensation expense, SHOP capital expenditures as well as certain non-cash items related to equity method investments, such as straight-line lease expense and amortization of purchase accounting adjustments. Normalized FAD for the year ended December 31, 2025 included an adjustment for transaction costs incurred related to a large SHOP transaction that did not materialize.

Normalized FAD is an important supplemental performance measure for a REIT and a useful measure of liquidity as an indicator of the Company’s ability to distribute dividends to its stockholders. GAAP requires a lessor to recognize contractual lease payments as income on a straight-line basis over the expected term of the lease. This straight-line rent adjustment has the effect of reporting rental income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires any discount or premium related to indebtedness and debt issuance costs to be amortized as non-cash adjustments to earnings.

Net Operating Income - NOI

NOI is a non-GAAP supplemental financial measure used to evaluate the operating performance of real estate assets. NOI is defined as total revenues, less tenant reimbursements and property operating expenses. The Company believes NOI provides investors relevant and useful information as it measures the operating performance of the Company’s real estate assets at the property level on an unleveraged basis. The Company uses NOI to make decisions about resource allocations to its segments and to assess the property level performance of its investment portfolios.

NHI Reports Fourth Quarter 2025 Results

Same Store

The Company defines Same Store as real estate properties owned, consolidated and operational for the full period in both comparative periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the Same Store criteria if they are included in substantially all of, but not a full, period for one or both of the comparative periods, and in management’s judgment such inclusion provides a more meaningful presentation of the Company’s segment performance.

Newly acquired properties, recently developed or redeveloped properties, and properties undergoing an operator transition will be included in Same Store after five full quarters from the date of acquisition, transition or being placed into service. SHOP properties and properties with triple-net leases that have undergone operator or business model transitions will be included in Same Store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from Same Store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by significant disruptive events such as flood or fire; (iii) those properties that are currently undergoing a significant disruptive redevelopment; or (iv) those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

NHI Reports Fourth Quarter 2025 Results

Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	unaudited	unaudited
Revenues:
Rental income	$70,286	$65,784	$271,600	$257,049
Resident fees and services	30,729	14,004	80,062	54,421
Interest income and other	4,808	5,966	23,966	23,711
Total revenues	105,823	85,754	375,628	335,181
Expenses:
Depreciation and amortization	21,653	18,680	80,944	71,443
Interest	14,264	15,241	57,368	59,903
Senior housing operating expenses	23,426	10,756	60,928	42,251
Legal	11	411	2,666	1,052
Franchise, excise and other taxes	324	94	1,080	38
General and administrative	7,603	5,416	26,868	20,736
Proxy contest and related expenses	—	—	1,572	—
Taxes and insurance on leased properties	2,571	2,844	10,982	11,165
Loan and realty (gains) losses, net	(61)	745	(3,447)	5,295
Total expenses	69,791	54,187	238,961	211,883
Gains on sales of real estate properties, net	119	4,960	456	6,678
Gains from equity method investment	1,652	—	3,664	402
Gains on forward equity sales agreements, net	—	6,261	—	6,261
Net income	37,803	42,788	140,787	136,639
Add: Net loss attributable to noncontrolling interests	360	454	1,390	1,346
Net income attributable to stockholders	38,163	43,242	142,177	137,985
Less: Net income attributable to unvested restricted
stock awards	(50)	(29)	(201)	(118)
Net income attributable to common stockholders	$38,113	$43,213	$141,976	$137,867

Weighted average common shares outstanding:
Basic	47,652,977	45,117,095	46,874,691	43,844,771
Diluted	47,882,433	45,435,267	47,051,763	44,102,636

Earnings per share:
Basic	$0.80	$0.96	$3.03	$3.14
Diluted	$0.80	$0.95	$3.02	$3.13

NHI Reports Fourth Quarter 2025 Results

Selected Consolidated Balance Sheet Data
($ in thousands)

	December 31,
	2025	2024
Real estate properties, net	$2,473,758	$2,211,253
Mortgage and other notes receivable, net	203,296	268,926
Cash and cash equivalents	19,624	24,289
Straight-line rents receivable	78,891	87,150
Assets held for sale, net	3,562	—
Other assets, net	17,756	22,753
Debt, net	1,163,814	1,146,041
National Health Investors, Inc. stockholders’ equity	1,521,543	1,366,475

NHI Reports Fourth Quarter 2025 Results

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial positions, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations, continued performance improvements, ability to service and refinance debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “should”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, “projects”, “target”, “likely” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include those risks and uncertainties which are described under the heading “Risk Factors” in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any forward-looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by the Company in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information in the above referenced Annual Report on Form 10-K. Copies of these filings are available at no cost on the SEC’s web site at https://www.sec.gov or on the Company’s website at www.nhireit.com.